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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                    FORM 8-K



                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
       Date of Report (Date of earliest event reported) January 21, 1999



                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                    1-13817                   11-2908692
  (State or jurisdiction of     (Commission File Number)     (I.R.S. employer
incorporation or organization)                            identification number)


          5151 SAN FELIPE, SUITE 450
               HOUSTON, TEXAS                              77056
    (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code:    (713) 621-7911



Former name or former address if changed since last report:  Not Applicable

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                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
                           5151 SAN FELIPE, SUITE 450
                             HOUSTON, TEXAS  77056


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

     On January 21, 1999, Boots & Coots International Well Control, Inc. (the "Company") dismissed its independent accountants, Hein + Associates, LLP (the "Former Accountants") and engaged Arthur Andersen LLP (the "New Accountants"). The decision to dismiss the Former Accountants and engage the New Accountants has been approved by the Audit Committee of the Company's Board of Directors. The reason for the change from the Former Accountants, who have been the Company's primary auditors to date, was the growth over the past year of the Company in terms of both revenue and asset base and significant expansion of international scope of operations.

     During each of the transition periods for the Six Months Ended December 31, 1997 and the Year Ended June 30, 1997, and in the interim period to the date hereof (i) there were no "reportable events" as such term is described in Item 304 (a)(1)(v) of Regulation S-K and (ii) the Former Accountants' reports on the financial statements of the Company did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In addition, as of the date of filing this Report on Form 8-K, management of the Company knows of no disagreements with the Former Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure in connection with its report.

     The letter from the Former Accountants requested by the Company to be addressed to the Securities and Exchange Commission in accordance with Item 304
(a)(3) of Regulation S-K regarding the agreement of the Former Accountants with the foregoing accompanies this Report on Form 8-K as Exhibit 1.
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Exhibit No.         Description
-----------         -------------
     1          Letter regarding change in Certifying Accountants received
                From Hein + Associates LLP
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: January 26, 1999        Boots & Coots International Well Control, Inc.


                              By: /s/ Thomas L. Easley
                                  --------------------
                                  Thomas L. Easley
                                  Vice President & Chief Financial Officer
                                  (Principal Financial and Accounting Officer)